Exhibit 10.8

CONTRIBUTION AGREEMENT

by and among

Empire Realty Trust, L.P.,

Empire Realty Trust, Inc.

and

the persons and entities included in the Malkin Family Group listed on the signature pages hereto

Dated as of November 28, 2011

i

Section 5.14	Changes to Form Agreements	21
Section 5.15	Further Assurances	22
Section 5.16	Reliance	22
Section 5.17	Survival	22
Section 5.18	Equitable Remedies; Limitation on Damages	22

EXHIBITS

A	Malkin Family Contributors, Public Contributing Entities and Participation Interests

B	Form of Registration Rights Agreement

C	Form of Lock-Up Agreement

ii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of November 28, 2011 (the “Effective Date”) by and among Empire Realty Trust, Inc., a Maryland corporation (the “Company”), Empire Realty Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), Malkin Holdings LLC (the “Supervisor”) and the other Persons affiliated with the Malkin Family Group (defined below) set forth on the signature pages hereto (individually, a “Malkin Family Contributor” and collectively, the “Malkin Family Contributors”). Terms used but not defined shall have the meanings ascribed to them in Section 5.1.

RECITALS

A. WHEREAS, in conjunction with the Company’s formation transactions and the initial public offering of the Company (the “IPO”), the Company desires, among other things, (1) to consolidate (a) the ownership of the Participation Interests held by the Participants in 20 limited liability companies and limited partnerships (the “Private Contributing Entities”) and three limited liability companies that are Public Entities (the “Public Contributing Entities” together with the Private Contributing Entities, the “REIT Contributing Entities”) which own fee, ground leasehold interests or operating leasehold interests in the 18 real properties and the two acres of vacant land as described in each REIT Contributing Entity’s Consent Solicitation Statement/Offering Memorandum or the Prospectus Supplement to Prospectus/Consent Solicitation Statement included in the registration statement on Form S-4, as applicable (each, a “Consent Solicitation”) and (b) Malkin Holdings LLC, Malkin Properties, L.L.C., Malkin Properties of New York, L.L.C., Malkin Properties of Connecticut, Inc. and Malkin Construction Corp. (the “Management Companies”) and (2) to have an option (the “Option Transaction”) to acquire the interests owned by three limited liability companies (the “Optional Contributing Entities”) which may be exercised upon the final resolution of certain ongoing litigation with respect to the real properties owned by such companies. Such consolidations into the Company and/or the Operating Partnership will be completed immediately prior to or concurrently with the completion of the IPO (as more particularly described below and in the Consent Solicitations (collectively, the “Consolidation Transaction”) pursuant to various contribution agreements (the “Contribution Agreements”) by and among the Company, the Operating Partnership and the applicable REIT Contributing Entity, and merger agreements by and among the Company, the Operating Partnership and the applicable Management Company.

B. WHEREAS, the Consolidation Transaction and the Option Transaction will entail, among other things, a series of transactions, pursuant to which the REIT Contributing Entities, the Optional Contributing Entities (if the Company exercises the related option) and/or their Participants, and the equity holders of the Management Companies, will receive, as applicable, units of limited partnership interests (the “OP Units”) to be issued by the Operating Partnership, shares of Class A Common Stock of the Company, par value $0.01 per share (the “Class A Common Stock”), to be issued by the Company, shares of Class B Common Stock of the Company, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), to be issued by the Company and/or cash (subject to a cap), which (to the extent received by the REIT Contributing Entities and not directly by the Participants or equity holders, as the case may be, therein) will each be distributed to the Participants or equity holders, as the case may be, therein. The holder of a Participation Interest in a REIT Contributing Entity, as applicable, is referred to individually as a “Participant” and collectively as the “Participants.”

C. WHEREAS, the Malkin Family Contributors hold the Participation Interests in the Public Contributing Entities as set forth on Exhibit A, and each Malkin Family Contributor desires to consent to the Consolidation Transaction in respect of the applicable Public Contributing Entity in which such Malkin Family Contributor holds Participation Interests on the Effective Date prior to the mailing of the Consent Solicitations.

D. WHEREAS, the Supervisor, which is included in the definition of Malkin Family Contributors, holds override interests, including the rights to receive distributions under the voluntary capital transaction override program (as described more fully in the Consent Solicitations) on account of interests held by certain of the Participants in the Public Contributing Entities who have voluntarily consented to such program (collectively, the “Override Interests”).

E. WHEREAS, at the Closing, the Malkin Family Contributors desire to transfer all of its Participation Interests as set forth on Exhibit A and the Supervisor desires to transfer its rights to receive distributions on account of the Override Interests in the Public Contributing Entities (such Participation Interests and Override Interests to be so transferred collectively, the “Contributed Interests”), directly to the Operating Partnership or a Subsidiary thereof for OP Units and Class B Common Stock in lieu of the process described in Recital B above (the “Contributions”).

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION

Section 1.1 Contribution of Contributed Interests. At the Closing and subject to the terms and conditions contained in this Agreement, the Malkin Family Contributors shall contribute, transfer, assign, convey and deliver to the Operating Partnership, and the Operating Partnership shall acquire and accept, all right, title and interest held by the applicable Malkin Family Contributor in the Contributed Interests (other than Excluded Assets) directly, free and clear of all Liens.

Section 1.2 Designation of Assignee. The Operating Partnership reserves the right, by written notice to the Malkin Family Contributors, to reallocate any of the Contributed Interests slated for acquisition by the Operating Partnership pursuant to this Agreement, such that the Contributed Interests will instead be contributed to and acquired by the Company or any Subsidiary of the Company or the Operating Partnership; provided that such reallocation does not adversely affect the Tax treatment of the Contributions contemplated herein.

Section 1.3 Consideration.

(a) At the Closing, the Operating Partnership shall, in exchange for the transfer of the Contributed Interests, issue to the applicable Malkin Family Contributor or its designee the number of OP Units and shares of Class B Common Stock equal to, as applicable, each Malkin Family Contributor’s portion (based on percentage ownership) of the “Value” of the respective Public Contributing Entity (as will be determined in accordance with such Public Contributing Entity’s Contribution Agreement, its Organizational Documents and its Consent Solicitation) including any amount distributable on account of the Override Interests (such amounts described above in respect of all Contributed Interests in the aggregate, the “Total Consideration”); provided that only one share of Class B Common Stock may be issued for every 50 OP Units (i.e., such Malkin Family Contributor would receive one share of Class B Common Stock and 49 OP Units).

(b) No fractional shares of OP Units or Class B Common Stock shall be issued to a Malkin Family Contributor pursuant to this Agreement. If aggregating all OP Units or shares of Class B Common Stock that a Malkin Family Contributor otherwise would be entitled to receive as a result of the Consolidation Transaction would require the issuance of a fractional OP Unit or share of Class B Common Stock, in lieu of such fractional OP Unit or fractional share of Class B Common Stock, the applicable Malkin Family Contributor shall be entitled to receive one OP Unit or one share of Class B Common Stock for each fractional OP Unit or share of Class B Common Stock of 0.50 or greater. Neither the Operating Partnership nor the Company will issue an OP Unit or share of Class B Common Stock, respectively, for any fractional share of OP Unit or Class B Common Stock, respectively, of less than 0.50.

(c) As soon as practicable following the determination of the IPO Price and prior to the Closing, all calculations relating to the Total Consideration shall be performed in good faith by, or under the direction of, the Company and the Operating Partnership, and, absent manifest error, shall be final and binding upon the Malkin Family Contributors.

(d) The parties acknowledge that the transfer pursuant to this Section 1.3 of (i) OP Units shall be evidenced by an amendment (the “Amendment”) to the OP Agreement admitting Malkin Family Contributors receiving OP Units hereunder as limited partners of the Operating Partnership and (ii) the Class B Common Stock shall be evidenced through the electronic registration of such Class B Common Stock with the Depository Trust Company, a New York corporation or in a different form to be determined by the Company (“Registered REIT Stock”), in such names as each Malkin Family Contributor shall direct. Each Malkin Family Contributor that will receive OP Units shall be instructed to execute, in connection with its consent to the transactions contemplated by this Agreement, an agreement to become a party to and be bound by the OP Agreement. The Operating Partnership may withhold distribution of any OP Units to any Malkin Family Contributor until such Malkin Family Contributor executes an agreement to be become a party to and be bound by the OP Agreement.

(e) Each Public Contributing Entity must distribute certain cash, if any, held on or prior to the Closing Date to its Participants (including the respective Malkin Family Contributor) in accordance with the provisions of the applicable Organizational Documents and the Contribution Agreement of such Public Contributing Entity (together with Excluded Assets as defined in each Public Entity’s Contribution Agreement, the “Excluded Assets”). The Operating Partnership agrees and acknowledges that none of the Excluded Assets, nor any right, title or interest of the applicable Public Contributing Entity or Participant therein, shall be deemed to constitute a part of the assets and liabilities contributed to the Operating Partnership, and that such assets and liabilities will be retained by such Public Contributing Entity or such Participant at the Closing. The Operating Partnership agrees and acknowledges that (i) each such Public Contributing Entity must transfer or distribute the Excluded Assets to its Participants (including the respective Malkin Family Contributor) at any time and from time to time prior to or at the Closing and after the Closing (in which case, such assets shall be held by the Operating Partnership for the benefit of the applicable Malkin Family Contributor and the respective Subsidiary of the Operating Partnership that is a nominal transferee of the Contributed Interests pursuant to this Agreement shall assign to the applicable Malkin Family Contributor such Malkin Family Contributor’s portion of such distributions) and (ii) the applicable Malkin Family Contributor shall be entitled to its respective share of any distributions (including distributions of Excluded Assets) made by each Public Contributing Entity in respect of the Participation Interests contributed by such Malkin Family Contributor.

Section 1.4 Tax Treatment.

(a) So long as some portion of the Total Consideration is in the form of OP Units, the parties intend and agree that the Contributions by Malkin Family Contributors pursuant to the Consolidation Transaction, for U.S. federal income tax purposes, shall constitute an “assets over” partnership merger of the Public Contributing Entity and the Operating Partnership within the meaning of Treasury Regulation Section 1.708-1(c)(3)(i) and, as a result, that (i) any distribution of Class B Common Stock to a Malkin Family Contributor who receives solely Class B Common Stock in respect of its Contributed Interest in the relevant Public Contributing Entity shall be treated as a sale by such Malkin Family Contributor of its Contributed Interest in such Public Contributing Entity and a purchase by the Operating Partnership of such Contributed Interest for the Class B Common Stock received by such Malkin Family Contributor in accordance with Treasury Regulation Section 1.708-1(c)(4), (ii) any distribution of Class B Common Stock to a Malkin Family Contributor who receives a combination of OP Units and/or Class B Common Stock in respect of its Contributed Interest in the relevant Public Contributing Entity shall be treated (a) as a reimbursement of capital expenditures under Treasury Regulation Section 1.707-4(d), to the extent that the fair market value of such Class B Common Stock does not exceed such Malkin Family Contributor’s proportionate share of the capital expenditures of such Public Contributing Entity to be specified on Schedule 1.9 (which shall be provided on or prior to the Closing Date) and (b) as a sale by such Malkin Family Contributor of its Participation Interest in the Public Contributing Entity and a purchase by the Operating Partnership of such Contributed Interest in accordance with Treasury Regulation Section 1.708-1(c)(4), to the extent (if any) that the fair market value of such Class B Common Stock exceeds such Malkin Family Contributor’s proportionate share of the capital expenditures of such Public Contributing Entity as of the Closing Date as will be specified on a schedule to be provided on or prior to the Closing Date). At or prior to the Closing Date, the parties will agree to a revision of such schedule reflecting the capital expenditures that each Contributing Entity will have incurred as of the Closing Date. Each such Malkin Family Contributor who accepts such Class B Common Stock explicitly agrees to the treatment described in the preceding clauses (i) and (ii) as a condition to receiving such Class B

Common Stock. The portion of any transfer, assignment and exchange of Contributed Interests for OP Units by a Malkin Family Contributor effectuated pursuant to this Agreement shall constitute a “Capital Contribution” by the Public Contributing Entity to the Operating Partnership pursuant to Article IV of the OP Agreement and is intended to be treated, for U.S. federal income tax purposes, as a contribution to a partnership pursuant to Section 721 of the Code.

(b) Each Malkin Family Contributor and the Operating Partnership hereby agree to the U.S. federal income tax treatment described in this Section 1.4, and neither the Malkin Family Contributors nor the Operating Partnership shall maintain a position on their respective U.S. federal income tax returns or otherwise that is inconsistent therewith.

(c) The Company and the Operating Partnership shall be entitled to deduct and withhold from any portion of the Total Consideration to be distributed to a Malkin Family Contributor such amount as it is required to deduct and withhold from such payment under the Code or any provision of U.S. federal, state, local or foreign Tax Law. To the extent that amounts are withheld by the Company or the Operating Partnership, such amounts shall be treated for all purposes of this Agreement as having been paid to such Malkin Family Contributor in respect of which such deduction and withholding was made by the Company or the Operating Partnership.

Section 1.5 Malkin Family Contributor Consent. Each Malkin Family Contributor agrees that it will consent to (and not revoke its consent to) (a) the Consolidation Transaction, including an Alternate Transaction and (b) a third-party portfolio sale proposal (“Portfolio Sale”) (each as more fully described in the Consent Solicitations) in respect of the Public Contributing Entity in which it holds a Contributed Interest.

Section 1.6 Term of Agreement. If the Closing does not occur by December 31, 2014 (the “Termination Date”), or such earlier time as the Company determines not to proceed with the IPO, this Agreement shall be deemed terminated and shall be of no further force and effect and none of the Company, the Operating Partnership or any Malkin Family Contributor shall have any further obligations hereunder except as specifically set forth in this Agreement.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent.

(a) Condition to Each Party’s Obligations. The obligations of each party to effect the transactions with respect to each Contribution of a Contributed Interest contemplated hereby shall be subject to the satisfaction or waiver of the following conditions:

(i) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, issued, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that prohibits the consummation of the transactions with respect to such Contribution contemplated hereby (which condition may not be waived by any party), nor shall any proceeding brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing;

(ii) The IPO Closing shall have occurred simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing) and the Class A Common Stock shall have been approved for listing on the New York Stock Exchange or another national securities exchange, subject only to official notice of issuance. This condition may not be waived by any party; and

(iii) With respect to each Public Contributing Entity in which a Malkin Family Contributor owns a Contributed Interest, the closing of such Public Contributing Entity’s participation in the Consolidation Transaction pursuant to its Contribution Agreement shall have occurred.

(b) Conditions to Obligations of the Company and the Operating Partnership. The obligations of the Company and Operating Partnership to effect a Contribution transaction of a Contributed Interest contemplated hereby shall be subject to the satisfaction or waiver of the following conditions with respect to such Contributed Interest (it being understood that the provisions of Section 2.1(a) and this Section 2.1(b) shall be the only conditions to the obligations of the Company and the Operating Partnership with respect to such Contribution and that, without limiting any Malkin Family Contributor’s duties, covenants or obligations expressed elsewhere in this Agreement, the provisions of Section 2.1(a) and this Section 2.1(b) shall be only conditions to Closing and shall not independently create any additional covenants on the part of such Malkin Family Contributor):

(i) The representations and warranties of the Malkin Family Contributors contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date);

(ii) Each Malkin Family Contributor shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(iii) Each Malkin Family Contributor shall have executed and delivered to the Company the documents required to be delivered by it pursuant to Sections 2.3 and 2.4 hereof.

Any or all of the foregoing conditions may be waived by the Operating Partnership on behalf of itself and the Company in its sole and absolute discretion.

(c) Conditions to Obligations of the Malkin Family Contributors. The obligations of each Malkin Family Contributor to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions (it being understood that the provisions of Section 2.1(a) and this Section 2.1(c) shall be the only conditions to the obligations of such entities and that, without limiting any of the Company’s or the Operating Partnership’s duties, covenants or obligations expressed elsewhere in this Agreement, the provisions of Section 2.1(a) and this Section 2.1(c) shall be only conditions to Closing and shall not independently create any additional covenants of the Company or the Operating Partnership):

(i) The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement shall be true and correct at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date);

(ii) The Company and the Operating Partnership shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(iii) The Company and the Operating Partnership each shall have executed and delivered to the Malkin Family Contributors the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof.

Section 2.2 Time and Place; Closing and IPO Closing. Unless this Agreement shall have been terminated pursuant to Section 1.6, and subject to the satisfaction or waiver of the conditions in Section 2.1, the closing of the transactions contemplated hereunder (the “Closing” or “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing. The Closing shall take place at the New York offices of Clifford Chance US LLP or such other place as determined by the Company in its sole discretion. The date, time and place of the consummation of the IPO, which shall occur concurrently with or immediately following the Closing, shall be referred to in this Agreement as the “IPO Closing.”

Section 2.3 Closing Deliveries. On the Closing Date, the parties shall make, execute, acknowledge and deliver the legal documents and items required to be executed or delivered in connection with the Closing (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith. The Closing Documents and other items to be delivered at the Closing are the following:

(a) The Amendment or other evidence of the transfer of OP Units to the Malkin Family Contributors and evidence of the Registered REIT Stock, which shall bear the legend set forth in the Articles of Amendment and Restatement of the Company, as amended and restated and in effect immediately prior to the Closing (the “Articles”) or a written statement of information that the Company will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge, which restrictions shall be substantially the same as those set forth in the Articles;

(b) Any other documents that are in the possession of a Malkin Family Contributor or which can be obtained through such Malkin Family Contributor’s reasonable efforts which are reasonably requested by the Company or the Operating Partnership and are reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributed Interests directly, free and clear of all Liens and effectuate the transactions contemplated hereby;

(c) The Operating Partnership and the Company on the one hand and the Malkin Family Contributors that are entities on the other hand shall provide to the other a certified copy of all appropriate corporate resolutions or partnership, limited liability company or other actions, as applicable, authorizing the execution, delivery and performance by the Operating Partnership and the Company (if so requested by a Malkin Family Contributor) and any Malkin Family Contributor (if so requested by the Operating Partnership or the Company) of this Agreement, any related documents and the documents listed in this Section 2.3;

(d) The Operating Partnership and the Company on the one hand and the Malkin Family Contributors on the other hand shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties in this Agreement at the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date); and

(e) The Malkin Family Contributors shall each provide the Operating Partnership with a certificate of non-foreign status that complies in form and in substance with Treasury Regulation Section 1.1445-2(b).

Section 2.4 IPO Closing Deliveries. At the IPO Closing, (a) the Closing Documents shall be delivered to the applicable parties, and the Closing shall be deemed to have occurred (if such Closing has not otherwise occurred immediately prior thereto), and (b) the parties shall make, execute, acknowledge and deliver, the legal documents and other items to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement, which IPO Closing Documents and other items are the following:

(a) The Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”); and

(b) The Lock-up Agreement, substantially in the form attached hereto as Exhibit C.

Section 2.5 Closing Costs. Each party shall bear all fees and expenses incurred by it in connection with the negotiation and execution of this Agreement and each agreement or other document contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties with Respect to the Company and the Operating Partnership. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Malkin Family Contributors as set forth below in this Section 3.1, which representations and warranties are true and correct as of the Effective Date (or such other date specifically set forth below):

(a) Organization; Authority.

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite power and authority to enter into this Agreement and each agreement or other document contemplated by this Agreement to which it is a party, and to carry out the transactions contemplated hereby or thereby, and to own, lease and/or operate its property, as applicable, and its other assets, and to carry on its business as presently conducted. The Company, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite power and authority to enter into this Agreement and each agreement or other document contemplated by this Agreement and to carry out the transactions contemplated hereby or thereby, and to own, lease and/or operate its property, as applicable, and its other assets, and to carry on its business as presently conducted. The Operating Partnership, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Due Authorization. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and each agreement or other document contemplated by this Agreement to which it is a party have been duly and validly authorized by all necessary actions required of the Company and the Operating Partnership, respectively. This Agreement and each agreement or other document contemplated by this Agreement executed and delivered by or on behalf of the Company and the Operating Partnership constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company and the Operating Partnership, respectively, each enforceable against the Company and the Operating Partnership, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Malkin Family Contributors made hereunder, no consent, order, waiver, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws (each, a “Consent”) is required to be obtained by the Company, the Operating Partnership or any of their Subsidiaries in connection with the execution, delivery and performance of this Agreement or any other agreement or document contemplated by this Agreement to which the Company or the Operating Partnership is a party, or any agreements or transactions contemplated hereby or thereby, except for those consents, orders, waivers, approvals, authorizations, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to make, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as contemplated in the Registration Rights Agreement.

(d) No Violation. None of the execution, delivery or performance by the Company or the Operating Partnership of this Agreement or any other agreement or document contemplated by this Agreement to which the Company or the Operating Partnership is a party, or any agreement or transaction contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (i) the Organizational Documents of the Company and the Operating Partnership, (ii) any agreement, document or instrument to which the Company or the Operating Partnership is a party thereto or (iii) any term or provision of any judgment, order, writ, injunction, or decree binding on the Company or the Operating Partnership, except for, in the case of clause (ii) or (iii), any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) OP Units and Class B Common Stock. The OP Units and the Class B Common Stock, when issued and delivered in accordance with the terms of this Agreement for the consideration described in this Agreement, will have been (i) duly authorized by the Company or the Operating Partnership, as applicable, and when issued against the consideration therefor, will be validly issued by the Company or the Operating Partnership, respectively, (ii) fully paid and non-assessable (with respect to the Class B Common Stock), (iii) not subject to preemptive or similar rights created by statute or any agreement to which the Company or the Operating Partnership is a party or by which it is bound and (iv) free and clear of all Liens created by the Company or the Operating Partnership (other than Liens created by the OP Agreement or the Articles). In addition, upon such issuance of OP Units, each Malkin Family Contributor will be admitted as a limited partner of the Operating Partnership in accordance with the OP Agreement.

(f) No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Section 3.1, neither the Company nor the Operating Partnership shall be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby. All representations and warranties of the Company and the Operating Partnership contained in this Agreement shall expire at Closing.

Section 3.2 Representations and Warranties of the Malkin Family Contributors. Each Malkin Family Contributor severally and not jointly hereby represents and warrants to the Company and the Operating Partnership as to himself, herself or itself set forth below in this Section 3.2, which representations and warranties are true and correct as of the Effective Date (or such other date specifically set forth below):

(a) Organization; Authority. Each Malkin Family Contributor that is an entity is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization and, in each case, has all requisite power and authority to enter into this Agreement and each agreement or other document contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. Each Malkin Family Contributor that is an entity, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance by each Malkin Family Contributor that is an entity of this Agreement and each agreement or other document contemplated by this Agreement to which it is a party has been duly and validly authorized by all necessary actions required of such entity. This Agreement and each agreement or other document contemplated by this Agreement executed and delivered by or on behalf of such Malkin Family Contributor constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Malkin Family Contributor, each enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Ownership of Contributed Interests. The Supervisor is the owner of the Override Interests, and each Malkin Family Contributor is the record and beneficial owner of the Participation Interests in each respective Public Contributing Entity as set forth on Exhibit A as of the Effective Date and as of the Closing Date, and the Supervisor and the applicable Malkin Family Contributor will have the power and authority on the Closing Date to transfer, sell, assign and convey to the Company, the Operating Partnership or any of their Subsidiaries, as applicable, its respective Contributed Interests free and clear of any Liens and, upon delivery of the Total Consideration for such Contributed Interests as provided herein, the Company, the Operating Partnership or such Subsidiary, as applicable, will acquire good and valid title thereto, free and clear of any Liens. The Participation Interests set forth on Exhibit A constitute all of the Participation Interests owned directly or indirectly by any Malkin Family Contributor or their controlled Affiliates. Except as provided for or contemplated by this Agreement, as of the Closing, there will not be any rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (A) relating to the Contributed Interests or (B) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise such Contributed Interests or any securities or obligations of any kind convertible into any of the interests which comprise such Contributed Interests.

(d) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company and the Operating Partnership made hereunder, no Consent is required to be obtained by any Malkin Family Contributor in connection with the execution, delivery and performance of this Agreement or any other agreement or document contemplated by this Agreement to which such Malkin Family Contributor is a party and the transactions contemplated hereby or thereby, except for those Consents (i) the failure of which to obtain or to make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any Malkin Family Contributor to effect the Contributions required hereby or (ii) that will have been obtained or made on or prior to the Closing Date.

(e) No Violation. Assuming the accuracy of the representations and warranties of the Company and the Operating Partnership made hereunder, none of the execution, delivery or performance by such Malkin Family Contributor of this Agreement or any other agreement or document contemplated by this Agreement to which such entity is a party, or any agreement or transaction contemplated hereby or thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (i) the Organizational Documents of any such entity, (ii) any material agreement, document or instrument to which such Malkin Family Contributor or any of their respective assets or properties are bound or (iii) any material term or provision of any judgment, order, writ, injunction, or decree binding on any such entity.

(f) Taxes.

(i) There are no Liens for Taxes (other than statutory Liens for Taxes not yet due and payable and for Taxes being contested in good faith and by appropriate proceedings) upon any Contributed Interests of the Malkin Family Contributors.

(g) Non-Foreign Status. None of the Malkin Family Contributors (or if any of the foregoing is a disregarded entity within the meaning of Section 1.1445-2(d)(iii), its sole owner for such purposes) is a foreign person within the meaning of Section 1445 of the Code.

(h) Bankruptcy. No bankruptcy or similar insolvency proceeding has been filed or is currently contemplated with respect to any Malkin Family Contributor.

(i) Investment.

(i) Each Malkin Family Contributor is acquiring Class B Common Stock and OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and with a view to, or for offer or sale in connection with, any distribution thereof in violation of U.S. federal securities laws. Each Malkin Family Contributor agrees and acknowledges that, except as set forth in the preceding sentence, it may not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Class B Common Stock or OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act (or an exemption from such registration in accordance with clause (ii) below) and qualification or other compliance under applicable blue sky or state securities laws, (ii) if requested by the Company, counsel for the transferor (which counsel shall be reasonably acceptable to the Company or and/or the Operating Partnership, as the case may be) shall have furnished the Company and/or the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Company and/or Operating Partnership, as the case may be, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and (iii) the Transfer otherwise is permitted by the Articles and/or the OP Agreement. The term “Transfer” shall not include any redemption or exchange of the OP Units for Class A Common Stock pursuant to the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

(ii) Each Malkin Family Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by U.S. federal securities laws. Each Malkin Family Contributor is able to bear the economic risk of holding the Class B Common Stock and/or OP Units for an indefinite period and is able to afford the complete loss of its investment in the Class B Common Stock and/or OP Units. Each Malkin Family Contributor has received and reviewed all information and documents about or pertaining to the Operating Partnership and the business and prospects of the Operating Partnership and the issuance of the Class B Common Stock and/or OP Units as such Malkin Family Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership and the business and prospects of the Company and the Operating Partnership which such Malkin Family Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Class B Common Stock and/or OP Units; and each Malkin Family Contributor understands and has taken cognizance of all risk factors related to the purchase of the Class B Common Stock and/or OP Units. Each Malkin Family Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Malkin Family Contributor’s advisors (including tax advisors), and not upon that of the Company or the Operating Partnership or any of the Company’s or the Operating Partnership’s Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby.

(j) Holding Period. Each Malkin Family Contributor acknowledges that it has been advised that (i) the OP Units are not redeemable or exchangeable for Class A Common Stock for a minimum of twelve (12) months, (ii) the OP Units and Class B Common Stock issued pursuant to this Agreement, and any Class A Common Stock issued in exchange for, or in respect of a redemption of, the OP Units, are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable U.S. federal securities laws and may be Transferred only in accordance with Section 3.3(2(k)(i) and each Malkin Family Contributor understands that the Operating Partnership has no obligation or intention to register any OP Units, except to the extent set forth in the Registration Rights Agreement. Accordingly, each Malkin Family Contributor may have to bear indefinitely, the economic risks of an investment in such OP Units and a notation shall be made in the appropriate records of the Operating Partnership indicating that the OP Units (and any Class A Common Stock for which OP Units may, in certain circumstances, be exchanged or redeemed) and are subject to restrictions on transfer.

(k) Accredited Investor. Each Malkin Family Contributor is an “accredited investor” under the Act. Each Malkin Family Contributor previously has provided the Operating Partnership and the Company with an accredited investor questionnaire duly executed by such Malkin Family Contributor. No event or circumstance has occurred since delivery of such questionnaire to make the statements contained therein false or misleading.

(l) No Broker. None of the Malkin Family Contributors or any of such Malkin Family Contributor’s members, managing members, partners, general partners, directors, officers or employees, to the extent applicable, has entered into any agreement with any broker, finder or similar agent or any Person or firm that will result in the obligation of the Company, the

Operating Partnership or any of their Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

(m) No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Section 3.2, none of the Malkin Family Contributors shall be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

(n) Survival of Representations and Warranties. Except as otherwise provided, all representations and warranties contained in Section 3.2 or in any certificate or affidavit delivered by a Malkin Family Contributor pursuant to the Agreement shall survive the Closing.

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of the Malkin Family Contributors.

(a) From the Effective Date through the Closing, and except as contemplated by this Agreement, the applicable Malkin Family Contributors will not, without the prior written consent of the Operating Partnership, which consent will not be unreasonably withheld, conditioned or delayed:

(i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the Contributed Interests; except that a Malkin Family Contributor may transfer or agree to transfer all or part of its Contributed Interest to any Family Member (including a transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), provided such transferee agrees to be bound by the terms of this Agreement as a Malkin Family Contributor to the same extent as if it were an original party hereto;

(ii) Pledge, hypothecate or encumber all or any portion of the Contributed Interests;

(iii) Cause or take any action that would render any of the representations or warranties set forth in Section 3.2 untrue in any material respect;

(iv) Authorize or consent to any of the actions prohibited by this Agreement or any of the Closing Documents;

(v) Amend the Organizational Documents of any Malkin Family Contributor that is an entity; and

(vi) Adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization that would prevent the transfer the Contributed Interests pursuant to this Agreement.

Section 4.2 Indemnification.

(a) From and after the Closing, the Malkin Family Contributors shall indemnify and hold harmless, without duplication, the Company, the Operating Partnership and any of their Subsidiaries from and against any Losses arising out of, relating to or in connection with (i) any material breach by a Malkin Family Contributor of any representation or warranty contained in Section 3.2, (ii) any material breach by a Malkin Family Contributor of any covenant contained in this Agreement and (iii) the Contributed Interests.

Section 4.3 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the Company, the Operating Partnership and each Malkin Family Contributor covenants and agrees to use commercially reasonable efforts and cooperate with each other in (a) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Laws or from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement, (b) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, waivers, permits or authorizations and (c) taking all actions and doing, or causing to be done, all things necessary, proper and/or appropriate to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE 5.

MISCELLANEOUS

Section 5.1 Defined Terms.

(a) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION

Agreement	Preamble
Amendment	1.3(d)
Articles	2.3(a)
Class A Common Stock	Recital B
Class B Common Stock	Recital B
Closing	2.2
Closing Date	2.2
Closing Documents	2.3
Common Stock	Recital B
Company	Preamble
Consent	3.1(c)
Consent Solicitation	Recital A
Consolidation Transaction	Recital A
Contributed Interests	Recital E
Contributions	Recital E
Contribution Agreements	Recital A

TERM	SECTION

Effective Date	Preamble
Excluded Asset	1.3(e)
IPO	Recital A
IPO Closing	2.2
Malkin Family Contributors	Preamble
Management Companies	Recital A
OP Units	Recital B
Operating Partnership	Preamble
Option Transaction	Recital A
Optional Contributing Entities	Recital A
Override Interests	Recital D
Participant	Recital B
Portfolio Sale	1.5
Private Contributing Entities	Recital A
Public Contributing Entities	Recital A
REIT Contributing Entities	Recital A
Registered REIT Stock	1.3(d)
Registration Rights Agreement	2.4(a)
Supervisor	Preamble
Termination Date	1.6
Total Consideration	1.3(a)
Transfer	3.2(i)(i)

(b) For the purposes of this Agreement, the following terms have the meanings set forth below.

“Act” means Securities Act of 1933, as amended.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Alternate Transaction” means (i) the restructuring of the Consolidation Transaction as either (A) a merger of a REIT Contributing Entity or a Subsidiary with and into either the Company or a wholly-owned subsidiary of the Company or the Operating Partnership or a wholly-owned subsidiary of the Operating Partnership or (B) a merger of a wholly-owned subsidiary of either the Company or the Operating Partnership with and into a REIT Contributing Entity or a Subsidiary, in each case, to the extent such alternate transaction does not adversely affect the economic benefits to its Participants (taking into account the Tax treatment of such alternate transaction) or (ii) any other transaction pursuant to which the Company, the Operating Partnership or any of their Subsidiaries acquire a REIT Contributing Entity or all of its assets in a transaction pursuant to which the economic benefits (taking into account the Tax treatment of such alternate transaction) to the Company, the Operating Partnership and such REIT Contributing Entity’s Participants are not adversely affected by such alternate transaction as compared to the economic benefits to be received by the Company, the Operating Partnership and its Participants pursuant to each REIT Contributing Entity’s Contribution Agreement.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Family Member” means, as to a Person that is an individual, such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and any limited liability company or inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are initial income beneficiaries.

“Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“IPO Price” means the price per share of Class A Common Stock in the IPO, as set forth on the cover page of the final Prospectus relating to the IPO.

“Laws” means applicable laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions and decrees of any Governmental Authority.

“Lien” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

“Losses” means all losses, damages, liabilities, fees, charges, costs and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds.

“Malkin Family Group” means Anthony E. Malkin, Peter L. Malkin and each of their spouses and lineal descendents and the lineal descendents of Lawrence A. Wien (including spouses of such descendents), any estates of any of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin for the benefit of any of the foregoing, including the Supervisor.

“Material Adverse Effect” means a material adverse effect on the Company, the Operating Partnership and their Subsidiaries and their properties taken as a whole, after giving effect to the Consolidation Transaction and the IPO.

“OP Agreement” means the agreement of limited partnership of the Operating Partnership, as amended and restated and in effect immediately prior to the Closing.

“Organizational Documents” means with respect to any entity, the certificate of formation, limited liability company agreement or operating agreement, participating agreements, certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement and any other governing instrument, as applicable.

“Participation Interests” means the limited liability company, general or limited partnership interests in a REIT Contributing Entity, as applicable and, to the extent a limited liability company, general or limited partnership interests are held by an agent for the benefit of Participants, the beneficial ownership of such interests.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prospectus” means the Company’s final prospectus as filed pursuant to Rule 424 under the Act with the SEC.

“Public Entities” means Empire State Building Associates L.L.C., 60 East 42nd St. Associates L.L.C. and 250 West 57th St. Associates L.L.C.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other legal entity which the applicable Person owns (either directly or through or together with another Subsidiary) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the equity interests or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, “Subsidiary” or “Subsidiaries” refers to the Subsidiaries of the Company or the Operating Partnership, as applicable, unless the context otherwise requires.

“Taxes” means all applicable U.S. federal, state, local and foreign income, withholding, property, sales, franchise, employment, transfer, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to taxes with respect thereto.

Section 5.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party).

To the Company and/or the Operating Partnership:

One Grand Central Place

60 East 42nd Street

New York, New York 10165

Phone: (212) 953-0888

Facsimile: (212) 986-8795

Attn: General Counsel

with a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Phone: (212) 878-8000

Facsimile: (212) 878-8375

Attn: Larry P. Medvinsky, Esq.

To a Malkin Family Contributor:

One Grand Central Place

60 East 42nd Street

New York, NY 10165

Phone: (212) 953-0888

Facsimile: (212) 986-8795

Attn: General Counsel

with a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Phone: (212) 969-3000

Facsimile: (212) 969-2900

Attn: Arnold S. Jacobs, Esq.

Section 5.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party. This Agreement will be valid and binding against each party that executes and delivers a signature page hereto regardless of whether each other party executes and delivers a signature page hereto, except that the Company and the Operating Partnership must execute and deliver its respective signature page hereto.

Section 5.4 Entire Agreement; Third-Party Beneficiaries. This Agreement and the Closing Documents, including, without limitation, the exhibits hereto and thereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement and the Closing Documents. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto and the Subsidiaries of the Company or the Operating Partnership in respect of Section 4.2 hereof.

Section 5.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflict of laws thereof.

Section 5.6 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 5.7 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their permitted respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Operating Partnership may designate assignees pursuant to Section 1.2 and otherwise may assign its rights and obligations hereunder to a wholly-owned subsidiary of the Operating Partnership. For the avoidance of doubt, any reference to an acquisition by the Operating Partnership shall also be deemed to refer to an acquisition by any of its Subsidiaries.

Section 5.8 Jurisdiction. The parties hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in New York County, New York with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum or that the venue of the action is improper.

Section 5.9 Severability. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision never had been included in this Agreement.

Section 5.10 Rules of Construction.

(a) The parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) The words “hereto,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Section 5.11 Time of the Essence. Time is of the essence with respect to all obligations under this Agreement.

Section 5.12 Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 5.13 No Personal Liability Conferred. This Agreement shall not create or permit any personal liability or obligation on the part of any shareholder, managing member, general partner, trustee, executor, director, officer or employee of any Malkin Family Contributor, the Supervisor, the Company or the Operating Partnership, to the extent applicable, in their capacities as such.

Section 5.14 Changes to Form Agreements. Each Malkin Family Contributor agrees and confirms that the terms of the Common Stock and OP Units and the Consent Solicitation are not final and may be modified depending on the prevailing market conditions at the time of the IPO. In addition, each applicable Malkin Family Contributor acknowledges that (a) the information presented in the Consent Solicitation for the Public Contributing Entity in which it owns Contributed Interests and the attachments thereto will be preliminary and is subject to change (particularly management’s discussion and analysis of financial condition and results of operation, the financial statements and footnotes thereto, the preliminary pro forma financial statements and footnotes thereto, the property information, the IPO price and the assumed range of shares estimated to be offered in the IPO) in connection with the completion of the audit, the review and comments of the Securities and Exchange Commission and the investor feedback received during the course of the IPO, (b) the Consolidation Transactions may be consummated even if less than all of the REIT Contributing Entities participate in the Consolidation Transactions, provided that the Empire State Building Associates L.L.C. and Empire State Building Company L.L.C. must participate in the Consolidation Transactions, (c) the participation of each Malkin Family Contributor in the Consolidation Transactions is not conditioned on the participation of any other Malkin Family Contributor, (d) there is likely to be an extended period of time before the Consolidation Transactions are completed and the terms of the Consolidation Transactions as described in the Consent Solicitation, including the exchange values of each REIT Contributing Entity, may be significantly different than described in such documents existing as of the date hereof and (e) notwithstanding the foregoing differences, this Agreement will be binding.

Section 5.15 Further Assurances. The Malkin Family Contributors, on the one hand, and the Company and the Operating Partnership, on the other hand, shall promptly take any and all such other actions and execute such additional documents prior to and following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby, including the transfer of the Contributed Interests to the Company, the Operating Partnership or a Subsidiary, as the case may be, as contemplated hereby.

Section 5.16 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has consulted with or will consult with its own advisors.

Section 5.17 Survival. The covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing and then only to such extent.

Section 5.18 Equitable Remedies; Limitation on Damages. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit any Malkin Family Contributor to enforce consummation of the IPO.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Contribution Agreement as of the date first written above.

“COMPANY”

EMPIRE REALTY TRUST, INC.

By:
Name:
Title:

“OPERATING PARTNERSHIP”

EMPIRE REALTY TRUST, L.P.

By:
Name:
Title:

“MALKIN FAMILY CONTRIBUTORS”

ANTHONY E. MALKIN

ANDREW L. MORSE

CYNTHIA M. BLUMENTHAL

DOUGLAS A. MORSE

ENID W. MORSE

LESLIE A. NELSON

LESTER S. MORSE, JR.

MITCHELL J. NELSON

AEM/ANDREW 1999 TRUST

By:
Name:
Title:

AEM/GEORGE 1999 TRUST

By:
Name:
Title:

THE ELIZABETH MALKIN 2009 TRUST

By:
Name: Anthony E. Malkin
Title: Trustee

THE RAB/ANDREW 1999 TRUST

By:
Name: Anthony E. Malkin
Title: Trustee

By:
Name: Mitchell J. Blutt
Title: Trustee

THE RAB/GEORGE 1999 TRUST

By:
Name: Anthony E. Malkin
Title: Trustee

By:
Name: Mitchell J. Blutt
Title: Trustee

THE ELIZABETH MALKIN 2009 TRUST

By:
Name: Anthony E. Malkin
Title: Trustee

THE EMILY M. MALKIN 2010 TRUST

By:
Name: Anthony E. Malkin
Title: Trustee

THE REBECCA S. MALKIN 2010 TRUST

By:
Name: Anthony E. Malkin
Title: Trustee

MAE BLUMENTHAL

By:
Name: Cynthia M. Blumenthal
Title: Custodian

THE DAVID J. BLUMENTHAL 2010 TRUST DTD JULY 16, 2010

By:
Name: Cynthia M. Blumenthal
Title: Trustee

THE MATTHEW S. BLUMENTHAL 2004 TRUST

By:
Name: Cynthia M. Blumenthal
Title: Trustee

THE MICHAEL L. BLUMENTHAL 2006 TRUST

By:
Name: Cynthia M. Blumenthal
Title: Trustee

THE EMILY MASON MALKIN TRUST DTD OCTOBER 1, 1995

By:
Name: Peter L. Malkin
Title: Trustee

SL 2005 FAMILY TRUST

By:
Name: Peter L. Malkin
Title: Trustee

By:
Name: Richard A. Shapiro
Title: Trustee

PETER L MALKIN FAMILY 2000 LLC

By:
Name:
Title:

PETER L MALKIN FAMILY 9 LLC

By:
Name:
Title:

THE MATTIE SAUNDERS 1983 TRUST

By:
Name: Peter L. Malkin
Title: Trustee

U/T/A DTD 12/15/86 F/B/O MATTIE SAUNDERS

By:
Name: Peter L. Malkin
Title: Trustee

PLM/CLAIRE 1998 TRUST

By:
Name:
Title:

PLM/DAVID 1998 TRUST

By:
Name:
Title:

PLM/ELIZABETH 1998 TRUST

By:
Name:
Title:

PLM/EMILY 1998 TRUST

By:
Name:
Title:

PLM/LOUISA 1998 TRUST

By:
Name:
Title:

PLM/MATTHEW 1998 TRUST

By:
Name:
Title:

PLM/MICHAEL 1998 TRUST

By:
Name:
Title:

PLM/REBECCA 1998 TRUST

By:
Name:
Title:

ROW JIMMY LLC

By:
Name:
Title:

MALKIN HOLDINGS LLC

By:
Name:
Title: